EXHIBIT 99.2

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Becky Palumbo
303.839.5504 Ext. 316
rpalumbo@halladorenergy.com

Hallador Energy Announces Investor Call to Discuss Sunrise Coal's Acquisition of Vectren Fuels
DENVER, Colorado - Sept. 2, 2014 (GLOBE NEWSWIRE) -- Hallador Energy Company (Nasdaq:HNRG), today announced that it will host a live audio webcast accompanied with slides and conference call at 2:00 p.m. Eastern Time on Thursday, September 4, 2014 to discuss the Vectren Fuels acquisition by Sunrise Coal.

The webcast will be accessible on the company's website, at www.halladorenergy.com, under the "Presentations" tab. The telephone number for the conference call is 844-420-7670 and reference "Hallador Energy Investor Call" (conference ID 96574427).
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Hallador is headquartered in Denver, Colorado and through its wholly owned subsidiary, Sunrise Coal, LLC, produces coal in the Illinois Basis for the electric power generation industry. To learn more about Hallador or Sunrise, visit our websites at www.halladorenergy.com or www.sunrisecoal.com.

#  #  #  #  #